Execution Version
Exhibit 10.1
SUPPLEMENT NO. 1 TO INTERCREDITOR AGREEMENT
THIS SUPPLEMENT NO. 1 TO INTERCREDITOR AGREEMENT is entered into as of July 31, 2025 (as amended, supplemented, modified or replaced from time to time, this “Supplement”), by and among STONEX GROUP INC., a Delaware corporation (the “Borrower”), the other Grantors party hereto, BANK OF AMERICA, N.A., in its capacity as First Lien Agent, THE BANK OF NEW YORK MELLON, in its capacity as Second Lien Agent, and BANK OF AMERICA, N.A., in its capacity as Control Agent. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Intercreditor Agreement (as defined below).
RECITALS
WHEREAS, the Borrower, the other Grantors party thereto, the First Lien Agent, the Control Agent and the Second Lien Agent are party to that certain Intercreditor Agreement, dated as of March 1, 2024 (as amended, supplemented, modified or replaced prior to the date hereof, the “Existing Intercreditor Agreement”), which governs the relative rights, remedies and priorities of the First Lien Agent and the Second Lien Agent in respect of the Collateral.
WHEREAS, the Borrower, the Second Lien Guarantors party thereto from time to time and the Second Lien Agent have entered into that certain Indenture, dated as of March 1, 2024 (as amended, modified, supplemented, increased, extended, restated, replaced and refinanced from time to time as permitted under the Intercreditor Agreement, the “2024 Second Lien Indenture”), pursuant to which the Borrower issued its 7.875% senior secured second lien notes due 2031 in an initial aggregate principal amount of $550,000,000 (together with any Additional Notes (as defined in the 2024 Second Lien Indenture) as may be issued under the 2024 Second Lien Indenture hereafter as permitted hereunder, as amended, modified, supplemented, increased, extended, restated, replaced and refinanced from time to time as permitted hereunder, the “2024 Second Lien Indenture Notes”).
WHEREAS, StoneX Escrow Issuer LLC, a Delaware limited liability company (the “Escrow Issuer”) and a wholly-owned subsidiary of the Borrower, has entered into that certain Indenture, dated as of July 8, 2025 (as supplemented by the Supplemental 2025 Second Lien Indenture (as defined below) and as may be further amended, modified, supplemented, increased, extended, restated, replaced and refinanced from time to time as permitted under the Intercreditor Agreement, the “2025 Second Lien Indenture”), by and among the Escrow Issuer and The Bank of New York Mellon, as trustee and the Second Lien Agent pursuant to which the Escrow Issuer’s 6.875% senior secured second lien notes due 2032 in an initial aggregate principal amount of $625,000,000 were issued (together with all Additional Notes (as defined in the 2025 Second Lien Indenture) issued from time to time after the date hereof under, and in accordance with, the 2025 Second Lien Indenture and all notes issued in replacement or substitution therefor under the 2025 Second Lien Indenture, the “2025 Second Lien Indenture Notes”), and, on the date hereof, the Borrower and the Second Lien Guarantors have entered into a supplemental indenture in respect of the 2025 Second Lien Indenture (the “Supplemental 2025 Second Lien Indenture”) under which the Borrower has assumed the obligations of the Escrow Issuer under the 2025 Second Lien Indenture and the 2025 Second Lien Indenture Notes and the Second Lien Guarantors have become guarantors of the Borrower’s obligations under the 2025 Second Lien Indenture and the 2025 Second Lien Indenture Notes.
WHEREAS, the parties to the Existing Intercreditor Agreement hereby agree to supplement the Existing Intercreditor Agreement pursuant to Section 8.3 thereof (as so supplemented, the “Intercreditor

Agreement”) to, among other things, add the obligations under the 2025 Second Lien Indenture Notes as Second Lien Obligations.
NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Supplement. Effective as of the Supplement Effective Date (as defined below), the Existing Intercreditor Agreement is hereby supplemented to delete the stricken text (indicated textually in the same as manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth as Annex A hereto.
SECTION 2.Conditions. This Supplement shall become effective at the time (the “Supplement Effective Date”) upon which the Borrower, each other Grantor, the First Lien Agent, the Second Lien Agent and the Control Agent shall have executed and delivered this Supplement.
SECTION 3.Authority/Enforceability. The First Lien Agent, the Second Lien Agent and each Grantor represents and warrants as follows:
(a)It has taken all necessary action to authorize the execution and delivery of this Supplement and the performance of its obligations under this Supplement and the Intercreditor Agreement.
(b)This Supplement has been duly executed and delivered by such Person. This Supplement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Insolvency Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution and delivery by such Person of this Supplement, or the performance by such Person of its obligations under this Supplement or the Intercreditor Agreement.
(d)The execution and delivery of this Supplement does not (i) violate, contravene or conflict with any provision of its organizational documents or (ii) materially violate, contravene or conflict with any laws applicable to it.
SECTION 4.Counterparts. This Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Supplement by e-mail transmission (e.g., “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Supplement. This Supplement may be in the form of an Electronic Record and may be executed using Electronic Signatures, including .pdf, and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. Upon the request of any party hereto, any Electronic Signature shall be promptly followed by a manually executed counterpart.
SECTION 5.GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
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SECTION 6.Incorporation by Reference. Section 8.7 of the Existing Intercreditor Agreement is hereby incorporated by reference herein, mutatis mutandis.
SECTION 7.Successors and Assigns. This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 8.Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Supplement.
SECTION 9.Severability. If any provision of this Supplement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the Intercreditor Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
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    IN WITNESS WHEREOF, the parties hereto have caused this Supplement to the Intercreditor Agreement to be duly executed as of the date first written above.

FIRST LIEN AGENT:	BANK OF AMERICA, N.A., as the First Lien Agent
	By:	/s/ Lee Booth
Name: Lee Booth
Title: AVP

[Signature Page to Supplement No. 1 to Intercreditor Agreement]

SECOND LIEN AGENT:	THE BANK OF NEW YORK MELLON, as the Second Lien Agent
	By:	/s/ Glenn G. McKeever
Name: Glenn G. McKeever
Title: Vice President

[Signature Page to Supplement No.1 to Intercreditor Agreement]

#100620002v6

CONTROL AGENT:	BANK OF AMERICA, N.A., as the Control Agent
	By:	/s/ Lee Booth
Name: Lee Booth
Title: AVP

[Signature Page to Supplement No.1 to Intercreditor Agreement]

#100620002v6

GRANTORS:
BORROWER:	STONEX GROUP INC., a Delaware corporation
	By:	/s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

	By:	/s/ Kevin Murphy
Name: Kevin Murphy
Title: Group Treasurer

FIRST LIEN GUARANTORS AND SECOND LIEN GUARANTORS:	FCSTONE GROUP, INC., a Delaware corporation
	By:	/s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

STONEX PAYMENT SERVICES LTD., a Washington profit corporation
By:	/s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

STONEX COMMODITY SOLUTIONS LLC, a Delaware limited liability company
By:	/s/ William J. Dunaway
Name: William J. Dunaway
Title: Treasurer
[Signature Page to Supplement No. 1 to Intercreditor Agreement]
#100694333v1

STONEX PAYMENTS INC., a Florida corporation
By:	/s/ Philip Smith
Name: Philip Smith
Title: Chief Executive Officer

STONEX TECHNOLOGY SERVICES LLC, a Delaware limited liability company
By:	/s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

GAIN CAPITAL HOLDINGS, INC., a Delaware corporation
By:	/s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

GAIN HOLDINGS, LLC, a Delaware limited liability company
By:	/s/ Stuart Davison
Name: Stuart Davison
Title: Manager

GLOBAL FUTURES & FOREX, LTD., a Michigan corporation
By:	/s/ Alexander Bobinski
Name: Alexander Bobinski
Title: Manager

#100620002v6    [Signature Page to Supplement No. 1 to Intercreditor Agreement]

S.L. BRUCE FINANCIAL CORPORATION, an Ohio corporation
By:	/s/ Alexander Bobinski
Name: Alexander Bobinski
Title: Manager

GCAM, LLC, a Delaware limited liability company
By:	/s/ Stuart Davison
Name: Stuart Davison
Title: Manager

GAIN CAPITAL HOLDINGS INTERNATIONAL, LLC, a Delaware limited liability company
By:	/s/ Stuart Davison
Name: Stuart Davison
Title: Manager

STONEX (NETHERLANDS) B.V. (f/k/a INTL FCSTONE (NETHERLANDS) BV),
a private company with limited liability incorporated under the laws of the Netherlands

By:	/s/ William J. Dunaway
Name: William J. Dunaway
Title: Director
[Signature Page to Supplement No. 1 to Intercreditor Agreement]
#100620002v6

ANNEX A

Annex A
Conformed Copy
~~Execution Version~~
INTERCREDITOR AGREEMENT
dated as of March 1, 2024,
as supplemented by Supplement No. 1 to Intercreditor Agreement, dated as of July 31, 2025 among
STONEX GROUP INC.
and
CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY HERETO,
BANK OF AMERICA, N.A.,
as the First Lien Agent,
THE BANK OF NEW YORK MELLON,
as the Second Lien Agent,
and
BANK OF AMERICA, N.A.,
as the Control Agent

TABLE OF CONTENTS
SECTION 1. Definitions.    2
1.1    Defined Terms    2
1.2    Terms Generally    ~~11~~13
SECTION 2. Lien Priorities.    ~~11~~13
2.1    Relative Priorities    ~~11~~13
2.2    Failure to Perfect    ~~12~~14
2.3    Nature of First Lien Obligations    ~~12~~14
2.4    Prohibition on Contesting Liens    ~~12~~14
2.5    No New Liens    ~~12~~14
2.6    Similar Liens and Agreements    ~~13~~15
SECTION 3. Enforcement.    ~~14~~16
3.1    Exercise of Remedies    ~~14~~16
3.2    Actions Upon Breach    ~~16~~18
SECTION 4. Payments.    ~~16~~18
4.1    Application of Proceeds    ~~16~~18
4.2    Payment Turnover    ~~17~~20
SECTION 5. Other Agreements.    ~~17~~20
5.1    Releases    ~~17~~20
5.2    Insurance    ~~18~~21
5.3    Amendments to First Lien Loan Documents and Second Lien Documents    ~~18~~21
5.4    Rights As Unsecured Creditors    ~~20~~24
5.5    Control Agent for Perfection    ~~21~~24
5.6    When Discharge of First Lien Obligations Deemed to Not Have Occurred    ~~24~~27
5.7    Option to Purchase First Lien Obligations    ~~25~~28
SECTION 6. Insolvency or Liquidation Proceedings.    ~~27~~31
6.1    Use of Cash Collateral and Financing Issues    ~~27~~31
6.2    Sale Issues    ~~28~~31
6.3    Relief from the Automatic Stay    ~~28~~31
6.4    Adequate Protection    ~~28~~32
6.5    No Waiver    ~~29~~33
6.6    Avoidance Issues    ~~29~~33
6.7    Separate Grants of Security and Separate Classification    ~~30~~33
6.8    Reorganization Securities    ~~30~~33
6.9    Post-Petition Claims    ~~30~~33
6.10    Waiver    ~~30~~34
6.11    Expense Claims    ~~31~~34
6.12    Effectiveness in Insolvency or Liquidation Proceedings    ~~31~~34
SECTION 7. Reliance; Waivers; Etc.    ~~31~~34
7.1    Non-Reliance    ~~31~~34
7.2    No Warranties or Liability    ~~31~~35
7.3    No Waiver of Lien Priorities    ~~32~~35
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7.4    Obligations Unconditional    ~~34~~37
7.5    Certain Notices    ~~34~~37
SECTION 8. Miscellaneous.    ~~34~~38
8.1    Conflicts    ~~34~~38
8.2    Effectiveness; Continuing Nature of this Agreement; Severability    ~~35~~38
8.3    Amendments; Waivers    ~~35~~38
8.4    Information Concerning Financial Condition of Grantors    ~~35~~39
8.5    Subrogation    ~~36~~39
8.6    Application of Payments    ~~36~~39
8.7    SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL    ~~36~~40
8.8    Notices    ~~37~~41
8.9    Further Assurances    ~~37~~41
8.10    APPLICABLE LAW    ~~38~~41
8.11    Binding on Successors and Assigns    ~~38~~41
8.12    Specific Performance    ~~38~~41
8.13    Headings    ~~38~~41
8.14    Counterparts; Electronic Execution    ~~38~~41
8.15    Authorization    ~~38~~42
8.16    No Third Party Beneficiaries    ~~38~~42
8.17    Provisions Solely to Define Relative Rights    ~~38~~42
8.18    Grantors; Additional Grantors    ~~39~~42
8.19    Agent Liability Limitations    42
8.20    Second Lien Agent Capacity    43

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THIS INTERCREDITOR AGREEMENT is dated as of March 1, 2024 (the “Initial Closing Date”) and entered into by and among STONEX GROUP INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower that are First Lien Guarantors identified on the signature pages hereto and the Subsidiaries of the Borrower that may from time to time after the ~~date hereof~~Initial Closing Date become a party hereto as First Lien Guarantors or Second Lien Guarantors, as applicable, BANK OF AMERICA, N.A., in its capacity as administrative agent for the First Lien Claimholders (as defined below), including its successors and assigns in such capacity from time to time (the “First Lien Agent”), THE BANK OF NEW YORK MELLON, in its capacity as ~~indenture trustee for the Second Lien Claimholders (as defined below), including its successors and assigns in such capacity from time to time (the “Indenture Trustee”), and in its capacity as~~ collateral agent for the Second Lien Claimholders, including its successors and assigns in such capacity from time to time (~~the “Collateral Agent” and, together with the Indenture Trustee,~~ the “Second Lien Agent”), and Bank of America, N.A., in its capacity as Control Agent (as defined below), including its successors and assigns in such capacity from time to time.
RECITALS
    WHEREAS, the Borrower, the First Lien Guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, have entered into that certain Amended and Restated Credit Agreement, originally dated as of ~~February 22, 2019~~the Initial First Lien Credit Agreement Closing Date, providing for credit facilities to the Borrower (as amended and restated on June 3, 2025 and as further amended, modified, supplemented, increased, extended, restated, replaced and refinanced from time to time as permitted hereunder, the “Initial First Lien Credit Agreement”);
WHEREAS, the Borrower, the Second Lien Guarantors party thereto from time to time, The Bank of New York Mellon, in its capacity as indenture trustee for the holders of the Initial Second Lien Notes (the “Initial Second Lien Trustee”) and the Second Lien Agent have entered into that certain Indenture, dated as of the ~~date hereof~~Initial Closing Date (as amended, modified, supplemented, increased, extended, restated, replaced and refinanced from time to time as permitted hereunder, the “Initial Second Lien Indenture”), pursuant to which the Borrower issued its 7.875% Senior Secured Notes due 2031 in an initial aggregate principal amount of $550,000,000 (together with any Additional Notes (as defined in the Initial Second Lien Indenture) as may be issued under the Initial Second Lien Indenture hereafter as permitted hereunder, as amended, modified, supplemented, increased, extended, restated, replaced and refinanced from time to time as permitted hereunder, the “Initial Second Lien Notes”);
WHEREAS, StoneX Escrow Issuer LLC, a Delaware limited liability company (the “Escrow Issuer”) and a wholly-owned subsidiary of the Borrower, has entered into that certain Indenture, dated as of July 8, 2025 (as supplemented by the Supplemental 2025 Second Lien Indenture (as defined below), and as amended, modified, supplemented, increased, extended, restated, replaced and refinanced from time to time as permitted hereunder, the “2025 Second Lien Indenture”), by and among the Escrow Issuer, the Second Lien Agent and The Bank of New York Mellon, in its capacity as trustee for the holders of the 2025 Second Lien Indenture Notes (as defined below) (the “2025 Second Lien Trustee” and together with the Initial Second Lien Trustee, the “Trustees”), pursuant to which the Escrow Issuer’s 6.875% senior secured second lien notes due 2032 in an initial aggregate principal amount of $625,000,000 were issued (together with all Additional Notes (as defined in the 2025 Second Lien Indenture) issued from time to time under, and in accordance with, the 2025 Second Lien Indenture and all notes issued in replacement or substitution therefor under the 2025 Second Lien Indenture, the “2025 Second Lien Indenture Notes”, and together with the Initial Second Lien Notes, the “Second Lien

Notes”), and, on July 31, 2025 (the “2025 Second Lien Indenture Escrow Release Date”), the Borrower and the Second Lien Guarantors have entered into a supplemental indenture in respect of the 2025 Second Lien Indenture (the “Supplemental 2025 Second Lien Indenture”) under which the Borrower has assumed the obligations of the Escrow Issuer under the 2025 Second Lien Indenture and the 2025 Second Lien Indenture Notes and the Second Lien Guarantors have become guarantors of the Borrower’s obligations under the 2025 Second Lien Indenture and the 2025 Second Lien Indenture Notes;
WHEREAS, in connection with the 2025 Second Lien Indenture, the parties to this Agreement have agreed to enter into Supplement No. 1 to Intercreditor Agreement, dated as of July 31, 2025 (“Supplement No. 1”), to, among other things, add the obligations under the 2025 Second Lien Indenture Notes as Second Lien Obligations;
WHEREAS, the First Lien Obligations are secured by substantially all of the assets of the Borrower and the First Lien Guarantors pursuant to the terms of the First Lien Collateral Documents;
WHEREAS, the Second Lien Obligations ~~will be~~are secured by substantially all of the assets of the Borrower and the Second Lien Guarantors pursuant to the terms of the Second Lien Collateral Documents;
WHEREAS, the First Lien Loan Documents and the Second Lien Documents provide, among other things, that the First Lien Agent and the Second Lien Agent shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and
WHEREAS, in order to induce the First Lien Agent and the First Lien Claimholders to consent to the incurrence of the Second Lien Obligations by the Grantors and to induce the First Lien Claimholders to continue to extend credit and other financial accommodations to or for the benefit of the Borrower or any other Grantor, the Second Lien Agent on behalf of the Second Lien Claimholders, has agreed to the lien subordination, intercreditor and other provisions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Definitions.
1.1Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“2025 Second Lien Indenture” has the meaning set forth in the recitals hereto.
“2025 Second Lien Indenture Escrow Release Date” has the meaning set forth in the recitals hereto.
“2025 Second Lien Indenture Notes” has the meaning set forth in the recitals hereto.
“2025 Second Lien Trustee” has the meaning set forth in the recitals hereto.
“Acceleration Payments” has the meaning set forth in Section 5.7(a)(2).
“Additional Pari Passu Representative” has the meaning assigned to such term in the Second Lien Security Agreement.

“Additional Pari Passu Secured Obligations” has the meaning assigned to such term in the Second Lien Security Agreement.
“Additional Pari Passu Secured Obligations Agreement” has the meaning assigned to such term in the Second Lien Security Agreement.
“Additional Pari Passu Secured Obligations Secured Parties” has the meaning assigned to such term in the Second Lien Security Agreement.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” means this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof, including as supplemented by Supplement No. 1.
“Avoidance Actions” means any causes of action arising under sections 544, 546, 547 or 548 of the Bankruptcy Code.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Borrower” has the meaning set forth in the preamble.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the First Lien Agent’s or Second Lien Agent’s offices to which notices are to be provided in accordance with Section 8.8 are located.
“Cash Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a First Lien Lender or the First Lien Agent or an Affiliate of a First Lien Lender or the First Lien Agent, (b) in the case of any Cash Management Agreement in effect on or prior to the Initial First Lien Credit Agreement Closing Date, is, as of the Initial First Lien Credit Agreement Closing Date or within 30 days thereafter, a First Lien Lender or the First Lien Agent or an Affiliate of a First Lien Lender or the First Lien Agent and a party to a Cash Management Agreement or (c) within 30 days after the time it enters into the applicable Cash Management Agreement, becomes a First Lien Lender, the First Lien Agent or an Affiliate of a First Lien Lender or the First Lien Agent, in each case, in its capacity as a party to such Cash Management Agreement.
“Collateral” means all of the property of any Grantor, whether tangible or intangible, constituting both First Lien Collateral and Second Lien Collateral.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
“Control Agent” has the meaning set forth in Section 5.5(a).
“Control Collateral” means any Collateral consisting of any Certificated Security, Instrument, Investment Property, Deposit Accounts (each as defined in the Uniform Commercial Code), cash and any other Collateral as to which a Lien shall or may be perfected through possession or control by the secured party or any agent therefor.
“Defaulting Creditor” has the meaning set forth in Section 5.7(d).
“DIP Financing” has the meaning set forth in Section 6.1.
“DIP Financing Conditions” means that, (a) in the case of a DIP Financing, the Second Lien Agent is not required as a condition to such DIP Financing to release its Lien on the Collateral (and proceeds thereof) as the same may exist at the time of such DIP Financing, (b) the proposed cash collateral use or DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or DIP Financing documentation, as applicable (it being understood that the inclusion in such DIP Financing of termination events or milestones that involve the proposal after initial funding under the DIP Financing of a plan of reorganization acceptable to the lenders under such DIP Financing does not violate the foregoing), (c) in the case of a DIP Financing, the Liens in the Collateral securing such DIP Financing are senior to or pari passu with the Liens of the First Lien Agent, and (d) in the case of a DIP Financing, the aggregate principal amount of such DIP Financing, together with the aggregate principal amount of the First Lien Obligations (after giving effect to any application of the proceeds of the DIP Financing to the First Lien Obligations), does not exceed the Maximum First Lien Indebtedness Amount plus the amount of Obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements outstanding on the petition date.
“Discharge of First Lien Obligations” means, except to the extent otherwise provided in Section 5.6, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Lien Loan Documents constituting First Lien Obligations and termination of all commitments to lend or otherwise extend credit under the First Lien Loan Documents, (b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), (c) termination, cancellation or cash collateralization (it being understood that the cash collateralization of such letters of credit shall not be required in excess of 105% of the face amount thereof) of all letters of credit issued under the First Lien Loan Documents constituting First Lien Obligations and (d) termination or cash collateralization (in an amount reasonably satisfactory to the First Lien Agent) of any Secured Hedge Agreements.
“Discharge of Second Lien Obligations” means, except to the extent otherwise provided in Section 5.6, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Second Lien Documents constituting Second Lien Obligations and termination of all commitments to lend or otherwise extend credit under the Second Lien Documents ~~and~~, (b) payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding)~~.~~, (c) termination, cancellation or cash collateralization (it being understood that the cash collateralization of such letters of credit shall not be required in excess of 105% of the face amount thereof) of all letters of credit issued under the Second Lien Documents constituting Second Lien Obligations, and (d) termination or cash collateralization of any Swap Contracts and Cash Management Agreements secured pursuant to the terms of the Second Lien Documents; provided that, the Discharge of Second Lien Obligations with respect to the Pari Passu Secured Obligations shall occur on the Termination Date (as defined in the Second Lien Security Agreement).
“Disposition” has the meaning set forth in Section 5.1(a)(ii).
“Electronic Record” has the meaning assigned to such term by 15 U.S.C. §7006.
“Electronic Signature” has the meaning assigned to such term by 15 U.S.C. §7006.
“Eligible Purchaser” has the meaning set forth in Section 5.7(a).
“Enforcement Action” means (a) the exercise of any rights or remedies against any Collateral, including any right to take possession or control of any Collateral under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, any right of set-off or recoupment and any enforcement, collection, execution, levy or foreclosure action or proceeding taken against the Collateral and (b) any private or public disposition of all or any material portion of the Collateral by one or more Grantors with the consent of the First Lien Agent after the occurrence and during the continuance of a default or event of default under the First Lien Loan Documents, which disposition is conducted by such Grantors with the consent of the First Lien Agent in connection with good faith efforts by the First Lien Agent to collect the First Lien Obligations through the disposition of Collateral so long as (i) the First Lien Agent also releases its Liens on such Collateral, (ii) such disposition is not made to any Affiliate of any Grantor and (iii) the net proceeds of such disposition are applied in accordance with Section 4.1.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“First Lien Agent” has the meaning set forth in the preamble hereto.
“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including the First Lien Lenders, the First Lien Agent, any Cash Management Bank, any Hedge Bank, the Control Agent, the L/C Issuer and any other agent under the First Lien Credit Agreement.
“First Lien Collateral” means all of the “Collateral” referred to in the First Lien Collateral Documents and all of the other property that is or is intended under the terms of the First Lien Collateral Documents to be subject to Liens in favor of the First Lien Agent for the benefit of the First Lien Claimholders.
“First Lien Collateral Documents” means, collectively, the Security Agreement (as defined in the First Lien Credit Agreement) and each other security document, mortgage, collateral assignment, deed of trust, security agreement, pledge agreement or similar agreement as may be executed and delivered by any Grantor and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the First Lien Agent for the benefit of the First Lien Claimholders.
“First Lien Credit Agreement” means (a) the Initial First Lien Credit Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, Refinance (each subject to the limitations set forth herein) in whole or in part the indebtedness and other obligations outstanding under (i) the Initial First Lien Credit Agreement or (ii) any subsequent First Lien Credit Agreement, unless such agreement or instrument expressly provides that (A) it is not intended to be and is not a First Lien Credit Agreement hereunder or (B) all of the Indebtedness evidenced by such agreement or instrument is unsecured Indebtedness; provided that if and to the extent that any amendment, modification, increase or Refinancing of the Initial First Lien Credit Agreement or any other agreement referred to in this clause (b) provides for revolving credit commitments, revolving credit loans, term loans, bonds, debentures, notes or similar obligations (excluding, in any event, Obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements) having a principal amount in the aggregate in excess of the Maximum First Lien Indebtedness Amount, then that portion of such principal amount in the aggregate in excess of the Maximum First Lien Indebtedness Amount (and all interest, fees and amounts accruing thereon) shall not constitute First Lien Obligations for purposes of this Agreement. Any reference to the First Lien Credit Agreement hereunder shall be deemed a reference to any First Lien Credit Agreement then in existence if entered into in compliance with the terms of this Agreement.
“First Lien Guarantors” means the subsidiaries of the Borrower that are from time to time Guarantors under, and as defined in, the First Lien Credit Agreement.

“First Lien Guaranty” means any of the following: (a) the guaranty by the First Lien Guarantors provided pursuant to the Guaranty Agreement (as defined in the First Lien Credit Agreement) and (b) any other guaranty executed by one of more Persons in favor of the First Lien Agent for the benefit of the First Lien Claimholders under which such Persons guarantee payment and performance of the First Lien Obligations.
“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Credit Agreement.
“First Lien Loan Documents” means the First Lien Credit Agreement and the other Loan Documents (as defined in the First Lien Credit Agreement) and any other document or instrument executed or delivered at any time in connection with the First Lien Credit Agreement, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, modified, supplemented, extended, restated and replaced from time to time in accordance with this Agreement.
“First Lien Obligations” means all Obligations outstanding under (a) the First Lien Credit Agreement, (b) the other First Lien Loan Documents, (c) any Secured Hedge Agreements, (d) any Secured Cash Management Agreement and (e) the First Lien Guaranty; provided that the aggregate principal amount, without duplication, of any revolving credit commitments, revolving credit loans, letters of credit, term loans, bonds, debentures, notes or similar instruments or other obligations (excluding, in any event, Obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements) provided for under the First Lien Credit Agreement or any other First Lien Loan Document (or any Refinancing thereof) in excess of the Maximum First Lien Indebtedness Amount and any interest or fees accrued thereon shall not constitute First Lien Obligations for purposes of this Agreement. Subject to the proviso of the first sentence of the definition of each of “First Lien Credit Agreement” and “First Lien Obligations,” “First Lien Obligations” shall include (x) all interest (including default interest) accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rates specified in the relevant First Lien Loan Document and (y) all fees, expenses, indemnities and other amounts incurred in connection with the First Lien Loan Documents and provided for thereunder, in the case of each of preceding clause (x) and clause (y) whether before or after commencement of an Insolvency or Liquidation Proceeding, and irrespective of whether any claim for such interest, fees, expenses, indemnities and other amounts is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grantors” means the Borrower and each of the Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Collateral Document or a Second Lien Collateral Document.
“Guarantors” means, collectively, the First Lien Guarantors and the Second Lien Guarantors.

“Hedge Bank” means any Person that (a) at the time it enters into a Swap Contract, is a First Lien Lender or the First Lien Agent or an Affiliate of a First Lien Lender or the First Lien Agent, (b) in the case of any Swap Contract in effect on or prior to the Initial First Lien Credit Agreement Closing Date, is, as of the Initial First Lien Credit Agreement Closing Date, or within 30 days thereafter, a First Lien Lender or the First Lien Agent or an Affiliate of a First Lien Lender or the First Lien Agent and a party to a Swap Contract or (c) within 30 days after the time it enters into the applicable Swap Contract, becomes a First Lien Lender, the First Lien Agent or an Affiliate of a First Lien Lender or the First Lien Agent, in each case, in its capacity as a party to such Swap Contract (including any assignee of a Person that was itself a Hedge Bank with respect to a Swap Contract at the time of the assignment thereof) and without regard to whether such Person subsequently ceases to be a First Lien Lender, the First Lien Agent, or an Affiliate of a First Lien Lender or the First Lien Agent.
“Indebtedness” means Indebtedness (as defined in the Initial Second Lien Indenture as in effect on the ~~date hereof~~Initial Closing Date, whether or not the Initial Second Lien Indenture is still in effect).
“Initial Closing Date” has the meaning set forth in the preamble hereto.
“Initial First Lien Credit Agreement” has the meaning set forth in the recitals hereto.
“Initial First Lien Credit Agreement Closing Date” means February 22, 2019.
“Initial Second Lien Indenture” has the meaning set forth in the recitals hereto.
“Initial Second Lien Notes” has the meaning set forth in the recitals hereto.
“Initial Second Lien Trustee” has the meaning set forth in the recitals hereto.
“Insolvency Law” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Insolvency or Liquidation Proceeding” means, with respect to any Person, any case or proceeding resulting from (a) the commencement of a voluntary case or proceeding by such Person under any Insolvency Law; (b) such Person commencing (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (c) the commencement of a proceeding of the type set forth in clauses (a) or (b) above against such Person by any other Person; (d) the adjudication of such Person as insolvent or bankrupt; (e) any order of relief or other order approving any such case or proceeding is entered; or (f) such Person’s making of a general assignment for the benefit of creditors or generally failing to pay its debts as such debts become due.
“L/C Issuer” means any L/C Issuer under and as defined in the First Lien Credit Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Maximum First Lien Indebtedness Amount” means, as of any date of determination, an amount equal to the sum of (a) the maximum aggregate principal amount of Indebtedness that may be incurred under Section 4.09(b)(1) of the Initial Second Lien Indenture (as in effect on the ~~date hereof~~Initial Closing Date, whether or not the Initial Second Lien Indenture is still in effect) on such date of determination, plus (b) 10.0% of the amount determined under clause (a) above on such date of determination.
“Maximum Second Lien Indebtedness Amount” means, as of any date of determination, with respect to Second Lien Obligations, an amount equal to the remainder of (a) an amount equal to the greater of (i) $632,500,000, and (ii) an amount equal to the product of 2.25 times the amount of Consolidated EBITDA (as such term is defined in the Initial Second Lien Indenture (as in effect on the ~~date hereof)~~Initial Closing Date, whether or not the Initial Second Lien Indenture is still in effect) of the Borrower for the most recently ended period of four full fiscal quarters of the Borrower on or prior to such date for which internal financial statements are available, minus (b) the sum of all principal payments (including voluntary and mandatory prepayments) made with respect to the Second Lien Obligations prior to such date of determination; provided that no payment of principal of any Second Lien Obligations made with the proceeds of Indebtedness incurred under Permitted Refinancing Documents that Refinances any such Second Lien Obligations shall constitute “principal payments” for purposes of this definition.
“New Agent” has the meaning set forth in Section 5.6.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor whether absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor of any proceeding under any Insolvency Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Pari Passu Secured Obligations” has the meaning assigned to such term in the Second Lien Security Agreement.
“Permitted Refinancing Documents” means any financing documentation which replaces (a) the Initial First Lien Credit Agreement and the other First Lien Loan Documents and pursuant to which the outstanding First Lien Obligations thereunder are refinanced in their entirety, as such financing documentation may be amended, supplemented, restated, refinanced or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults other than those which (i) then exist in the Initial First Lien Credit Agreement and the other First Lien Loan Documents or (ii) could be included in the Initial First Lien Credit Agreement and the other First Lien Loan Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement, ~~or~~ (b) the Initial Second Lien Indenture and the other Second Lien Documents entered into in connection therewith and pursuant to which the outstanding Second Lien Obligations thereunder are refinanced in their entirety, as such financing documentation may be amended, supplemented, restated, refinanced or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults other than those which (i) then exist in the Initial Second Lien Indenture and the other Second Lien Documents entered into in connection therewith or (ii) could be included in the Initial Second Lien Indenture and the other Second Lien Documents entered into in connection therewith by an amendment or other modification that would not be prohibited by the terms of this Agreement, (c) the 2025 Second Lien Indenture and the other Second Lien Documents entered into in connection therewith and pursuant to which the outstanding Second Lien Obligations thereunder are refinanced in their entirety, as such financing documentation may be amended, supplemented, restated, refinanced or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults other than those which (i) then exist in the 2025 Second Lien Indenture and the other Second Lien Documents entered into in connection therewith or (ii) could be included in the 2025 Second Lien Indenture and the other Second Lien Documents entered into in connection therewith by an amendment or other modification that would not be prohibited by the terms of this Agreement and (d) any Additional Pari Passu Secured Obligations Agreement and the other Second Lien Documents entered into in connection therewith and pursuant to which the outstanding Second Lien Obligations thereunder are refinanced in their entirety, as such financing documentation may be amended, supplemented, restated, refinanced or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults other than those which (i) then exist in such Additional Pari Passu Secured Obligations Agreement and the other Second Lien Documents entered into in connection therewith or (ii) could be included in such Additional Pari Passu Secured Obligations Agreement and the other Second Lien Documents entered into in connection therewith by an amendment or other modification that would not be prohibited by the terms of this Agreement.
“Permitted Second Lien Actions” means those actions that a Second Lien Claimholder may take in compliance with Section 3.1(a).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Recovery” has the meaning set forth in Section 6.6.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings, provided that (a) the Borrower and First Lien Guarantors shall not be permitted to Refinance the First Lien Obligations unless the financing documentation entered into by the Borrower and the First Lien Guarantors in connection with any such Refinancing constitutes Permitted Refinancing Documents and (b) the Borrower and the Second Lien Guarantors shall not be permitted to Refinance any Second Lien Obligations unless the financing documentation entered into by the

Borrower and the Second Lien Guarantors in connection with any such Refinancing constitutes Permitted Refinancing Documents.
“Required Lenders” means, with respect to the First Lien Credit Agreement, those First Lien Claimholders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from the First Lien Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the First Lien Credit Agreement) as applicable.
“Second Lien Agent” has the meaning set forth in the preamble hereto.
“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at such time, including the Second Lien Noteholders, the Second Lien Agent ~~and~~, the Initial Second Lien Trustee, the 2025 Second Lien Trustee, any Additional Pari Passu Representative, any Additional Pari Passu Secured Obligations Secured Parties, any other trustee or agent under ~~the~~any Second Lien Indenture and any other holder of Pari Passu Secured Obligations.
“Second Lien Collateral” means all of the “Collateral” referred to in each of the Second Lien Collateral Documents and all of the other property that is or is intended under the terms of the Second Lien Collateral Documents to be subject to Liens in favor of the Second Lien Agent for the benefit of the Second Lien Claimholders or any subset thereof.
“Second Lien Collateral Documents” means, collectively, the Second Lien Security Agreement ~~(as defined in the Second Lien Indenture)~~, and each other security document, mortgage, collateral assignment, deed of trust, security agreement, pledge agreement or similar agreement as may be executed and delivered by any Grantor and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Second Lien Agent for the benefit of the Second Lien Claimholders or any subset thereof.
“Second Lien Documents” means ~~the~~each Second Lien Indenture, the Second Lien Notes and the other Indenture Documents, “Loan Documents” or any similar term (as defined in ~~the~~each Second Lien Indenture) and any other document or instrument executed or delivered at any time in connection with ~~the~~any Second Lien Indenture, including any intercreditor or joinder agreement among any of the holders of Second Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, modified, supplemented, extended, restated and replaced from time to time in accordance with this Agreement.
“Second Lien Enforcement Date” means the date which is 180 days after the occurrence of (a) an Event of Default (under and as defined in ~~the~~any Second Lien Indenture) and (b) the First Lien Agent’s receipt of written notice from the Second Lien Agent certifying that (i) an Event of Default (under and as defined in ~~the~~such Second Lien Indenture) has occurred and is continuing, (ii) the Second Lien Obligations under such Second Lien Indenture have been accelerated and (iii) the Second Lien Agent intends to exercise remedies against the Collateral; provided that the Second Lien Enforcement Date shall be stayed and thereby deemed not to have occurred (A) at any time that the First Lien Agent or the First Lien Claimholders have commenced and are then diligently pursuing any Enforcement Action with respect to all or a material portion of the Collateral, (B) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (C) if the

acceleration of such Second Lien Obligations is rescinded in accordance with the terms of ~~the~~such Second Lien Indenture.
“Second Lien Guarantors” means the subsidiaries of the Borrower that are from time to time Guarantors under, and as defined in, the Second Lien Documents.
“Second Lien Indenture” means (a) the Initial Second Lien Indenture ~~and~~, (b) the 2025 Second Lien Indenture, (c) each Additional Pari Passu Secured Obligations Agreement and (d) any other note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, Refinance (each subject to the limitations set forth herein) in whole or in part the indebtedness and other obligations outstanding under (i) the Initial Second Lien Indenture, the 2025 Second Lien Indenture or any Additional Pari Passu Secured Obligations Agreement or (ii) any subsequent Second Lien Indenture, unless such agreement or instrument expressly provides that (A) it is not intended to be and is not a Second Lien Indenture hereunder or (B) all of the Indebtedness evidenced by such agreement or instrument is unsecured Indebtedness; provided that if and to the extent that any amendment, modification, increase or Refinancing of the Initial Second Lien Indenture, 2025 Second Lien Indenture, any Additional Pari Passu Secured Obligations Agreement or any other agreement referred to in this clause (b) provides for loans, bonds, debentures, notes or similar obligations having a principal amount in the aggregate in excess of the Maximum Second Lien Indebtedness Amount, then that portion of such principal amount in the aggregate in excess of the Maximum Second Lien Indebtedness Amount (and all interest, fees and amounts accruing thereon) shall not, subject to the terms of this Agreement, constitute Second Lien Obligations for purposes of this Agreement. Any reference to the Second Lien Indenture hereunder shall be deemed a reference to any Second Lien Indenture then in existence if entered into in compliance with the terms of this Agreement.
“Second Lien Noteholders” means the “Holders” under and as defined in ~~the~~each Second Lien Indenture, including the holders of the Initial Second Lien Notes and the 2025 Second Lien Notes.
“Second Lien Notes” has the meaning set forth in the recitals hereto.
“Second Lien Obligations” means, collectively, all (i) Obligations outstanding under (a) ~~the~~each Second Lien Indenture and the Second Lien Notes and (b) the other Second Lien Documents and (ii) Pari Passu Secured Obligations. “Second Lien Obligations” shall include (x) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant Second Lien Document and (y) all fees, expenses, indemnities and other amounts incurred in connection with the Second Lien Documents and provided for thereunder, in each case, whether before or after commencement of an Insolvency or Liquidation Proceeding and irrespective of whether any claim for such interest, fees, expenses, indemnities and other amounts is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding; provided that the aggregate principal amount, without duplication, of any notes or other obligations provided for under the Second Lien ~~Indenture~~Indentures or any other Second Lien Document (or any Refinancing thereof) in excess of the Maximum Second Lien Indebtedness Amount and any interest or fees accrued thereon shall not constitute Second Lien Obligations for purposes of this Agreement~~.~~; provided, further, that, notwithstanding anything to the contrary herein, the obligations under the 2025 Second Lien Notes, the 2025 Second Lien Indenture, the Indenture Documents (as defined in the 2025 Second

Lien Indenture) and any Additional Pari Passu Secured Obligations Agreement shall constitute Second Lien Obligations.
“Second Lien Security Agreement” means the Security and Pledge Agreement, dated as of the Initial Closing Date, among the Borrower, the other Grantors party thereto and the Second Lien Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by Supplement No. 1 to Security and Pledge Agreement, dated as of July 31, 2025.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower or any First Lien Guarantor, or any Subsidiary of the foregoing, and any Cash Management Bank.
“Secured Hedge Agreement” means any Swap Contract permitted under First Lien Credit Agreement and the Initial Second Lien Indenture (as in effect on the ~~date hereof~~Initial Closing Date) that is entered into by and between the Borrower or any First Lien Guarantor, or any Subsidiary of the foregoing, and any Hedge Bank.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Supplement No. 1” has the meaning set forth in the recitals hereto.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower any of its Subsidiaries shall be a Swap Contract.
“Trustees” has the meaning set forth in the recitals hereto.
“Uniform Commercial Code” or “UCC” means, with respect to any applicable jurisdiction, the Uniform Commercial Code as in effect from time to time in such jurisdiction.

Unless otherwise specified, “Uniform Commercial Code” and “UCC” shall refer to the Uniform Commercial Code as in effect in the State of New York.
“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
1.2Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the ~~date hereof~~Initial Closing Date, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (g) references to Sections or clauses shall refer to those portions of this Agreement and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.
Section 2.Lien Priorities.
2.1Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the Second Lien Documents, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that: (a) any Lien on the Collateral securing (or purporting to secure) any First Lien Obligations now or hereafter held by, on behalf or for the benefit of the First Lien Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on such Collateral securing (or purporting to secure) any of the Second Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by, on behalf or for the benefit of the Second Lien Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on such Collateral securing (or purporting to secure) any First Lien Obligations.
2.2Failure to Perfect. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, notwithstanding any failure of the First Lien Agent or any First Lien Claimholder to adequately perfect its security interests in the Collateral, the subordination of any Lien on the Collateral securing any First Lien Obligations to any Lien securing any other obligation of any Grantor, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any First Lien Obligations.
2.3Nature of First Lien Obligations. The Second Lien Agent, for itself and on behalf of the other Second Lien Claimholders, acknowledges that (a) a portion of the First Lien Obligations are revolving in nature, (b) subject to succeeding clause (d), the amount of such revolving First Lien Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (c) the terms of the First Lien Obligations may be modified, extended or amended from time to time, and (d) subject to the proviso of the first sentence of the definition of each of “First Lien Credit Agreement” and “First Lien Obligations,” the aggregate amount of the First Lien Obligations may be increased or Refinanced, in either event, including through the incurrence of any increase in the Aggregate Revolving Commitments (as defined in the First Lien Credit Agreement) and/or the incurrence of one or more Incremental Term Loans (as defined in the First Lien Credit Agreement), without notice to or consent by the Second Lien Claimholders and without affecting the provisions hereof. The lien priorities provided in Sections 2.1 and 2.2 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion thereof.
2.4Prohibition on Contesting Liens. Each of the Second Lien Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Agent, for itself and on behalf of each First Lien Claimholder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent, any First Lien Claimholder, the Second Lien Agent or any Second Lien Claimholder to enforce this Agreement.
2.5No New Liens.
(a)Limitation on other Collateral for First Lien Claimholders. (i) The First Lien Agent agrees that neither the First Lien Agent nor any First Lien Claimholder shall acquire or hold any Lien on any assets of any Grantor securing any First Lien Obligations (without giving effect to the proviso of the first sentence of the definition of each of “First Lien Credit Agreement” and “First Lien Obligations”) (other than cash collateral required to be provided under the First Lien Credit Agreement to secure reimbursement obligations (that constitute First Lien Obligations) in respect any letters of credit issued thereunder) which assets are not also subject to the Lien of the Second Lien Agent under the Second Lien Collateral Documents, and (ii) each Grantor agrees not to grant any Lien on any of its assets, or permit any of its Subsidiaries to grant a Lien on any of its assets, in favor of the First Lien Agent or the First Lien Claimholders unless it, or such Subsidiary, has granted (or offered to grant with a reasonable opportunity for such Lien to be accepted) a corresponding Lien on such assets in favor of the Second Lien Agent or the Second Lien Claimholders; provided, however, that, notwithstanding clauses (i) and (ii) above, that the refusal of the Second Lien Agent or the Second Lien Claimholders to accept a Lien on any assets of any Grantor shall not prohibit the taking of a Lien on such assets by the First Lien Agent or the First Lien Claimholders. If the First Lien Agent or any First Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of their respective Subsidiaries securing any First Lien Obligations (without giving effect to the proviso of the first sentence of the definition of each of “First Lien Credit Agreement” and “First Lien Obligations”) which assets are not also subject to the Lien of the Second Lien Agent under the Second Lien Collateral Documents, then the First Lien Agent (or the relevant First Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other First Lien Loan Document (x) hold and be deemed to have held such Lien and security interest for the benefit of the Second Lien Agent as security for the Second Lien Obligations, subject to all other terms and conditions of this Agreement, or (y) release such Lien.
(b)Limitation on other Collateral for Second Lien Claimholders. Until the date upon which the Discharge of First Lien Obligations shall have occurred, (i) the Second Lien Agent agrees that, after the ~~date hereof~~Initial Closing Date, neither the Second Lien Agent nor any Second Lien Claimholder shall acquire or hold any Lien on any assets of any Grantor securing any Second Lien Obligations which assets are not also subject to the Lien of the First Lien Agent under the First Lien Collateral Documents, and (ii) each Grantor agrees not to grant any Lien on any of its assets, or permit any of its Subsidiaries to grant a Lien on any of its assets, in favor of the Second Lien Agent or the Second Lien Claimholders unless it, or such Subsidiary, has granted (or offered to grant with a reasonable opportunity for such Lien to be accepted) a corresponding Lien on such assets in favor of the First Lien Agent or the First Lien Claimholders. If the Second Lien Agent or any Second Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the Lien of the First Lien Agent under the First Lien Collateral Documents, then the Second Lien Agent (or the relevant Second Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second Lien Document (x) hold and be deemed to have held such Lien and security interest for the benefit of the First Lien Agent as security for the First Lien Obligations, subject to all other terms and conditions of this Agreement, or (y) release such Lien.
2.6Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical (other than cash collateral required to be provided under the First Lien Credit Agreement to secure reimbursement obligations (that constitute First Lien Obligations) in respect of any letters of credit thereunder). In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:
(a)upon the reasonable request by the First Lien Agent or the Second Lien Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Documents; and
(b)that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations shall be in all material respects the same forms of documents other than with respect to the senior and subordinate nature of the security interests in the Collateral securing the respective Obligations thereunder; provided, that, the guarantees for the applicable Second Lien Obligations may be in the form set forth in Article 11 of the Initial Second Lien Indenture as in effect on the ~~date hereof.~~Initial Closing Date, Article 11 of the 2025 Second Lien Indenture as in effect on the 2025 Second Lien Indenture Notes Escrow Release Date or, with respect to any Second Lien Obligations constituting Additional Pari Passu Secured Obligations, any guarantee entered into in connection with the applicable Additional Pari Passu Secured Obligations Agreement as in effect on the date such guarantee is entered into.
Section 3.Enforcement.
3.1Exercise of Remedies.
(a)So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor:
(i)the Second Lien Agent and the Second Lien Claimholders:
(A)from the ~~date hereof~~Initial Closing Date until the occurrence of the Second Lien Enforcement Date, will not take any Enforcement Action with respect to any Lien held by it under the Second Lien Collateral Documents or any other Second Lien Document or otherwise;
(B)will not contest, protest or object to, or otherwise interfere with, hinder, or delay, any Enforcement Action by the First Lien Agent or any First Lien Claimholder; provided that the respective interests of the Second Lien Claimholders attach to the proceeds thereof, subject to the relative priorities described in Section 2 and Section 4; and

(C)subject to the rights of the Second Lien Agent under clause (i)(A) above, will not contest, protest or object to the forbearance by the First Lien Agent or the First Lien Claimholders from bringing or pursuing any Enforcement Action;
(D)subject to Section 5.1, the First Lien Agent and the First Lien Claimholders shall have the exclusive right to commence and, if applicable, maintain an Enforcement Action and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Agent or any Second Lien Claimholder;
provided that:
(A)in any Insolvency or Liquidation Proceeding commenced by or against any Grantor, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, may file claims or statements of interest with respect to all or any portion of the Second Lien Obligations;
(B)the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not retain any Collateral or any proceeds of Collateral in connection with any Enforcement Action against any Collateral, and that any Collateral or proceeds taken or received by it in connection with any Enforcement Action will be applied in accordance with Section 4.2 unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 6.8;
(C)the Second Lien Agent and Second Lien Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Agent or Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case, in accordance with the terms of this Agreement;
(D)in any Insolvency or Liquidation Proceeding, the Second Lien Agent and Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Insolvency Law or applicable non-Insolvency Law, in each case, to the extent permitted under the terms of this Agreement;
(E)in any Insolvency or Liquidation Proceeding, the Second Lien Agent and Second Lien Claimholders shall be entitled to vote on any plan of reorganization, to the extent consistent with the provisions of this Agreement;
(F)the Second Lien Agent or any Second Lien Claimholder may exercise any of its rights or remedies with respect to the Collateral upon the occurrence and during the effective continuation of the Second Lien Enforcement Date; and
(G)the Second Lien Agent may take any action (not adverse to the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Agent or the First Lien Claimholders to exercise remedies in respect thereof and not otherwise inconsistent with the terms of this Agreement) in order to preserve or protect its Lien on the Collateral.
In exercising rights and remedies with respect to the Collateral, the First Lien Agent and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the First Lien Agent and the First Lien Claimholders to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and the rights and remedies of a secured creditor under Insolvency Laws of any applicable jurisdiction.
(b)The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off or recoupment) with respect to any Collateral, and that any Collateral or such proceeds taken or received by it will be paid over to the First Lien Agent pursuant to Section 4.2, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 6.8. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 3.1(a)(i)(A) and the proviso to Section 3.1(a), the sole right of the Second Lien Agent and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred in accordance with the terms of the Second Lien Documents and applicable law.
(c)Subject to the proviso of Section 3.1(a), the Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, agrees that (x) the Second Lien Agent and the Second Lien Claimholders will not take any action that would hinder, delay or impede any exercise of remedies under the First Lien Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (y) the Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor with respect to the First Lien Collateral to object to the manner or order in which the First Lien Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral.
(d)The Second Lien Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Document shall be deemed to restrict in any way the rights and remedies of the First Lien Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.
3.2Actions Upon Breach.
(a)If any Second Lien Claimholder, contrary to this Agreement, commences or participates in any Enforcement Action against any Grantor or the Collateral, the First Lien Agent may intervene and may interpose in the name of the First Lien Claimholders or in the name of such Grantor the making of this Agreement as a defense or dilatory plea.
(b)Should any Second Lien Claimholder, contrary to this Agreement, in any way take, or attempt or threaten to take, any Enforcement Action with respect to the Collateral (including any attempt to realize upon or enforce any remedy contrary to this Agreement), or fail to take any action required by this Agreement, the First Lien Agent (in its own name or in the name of a Grantor) may obtain relief against such Second Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Agent on behalf of each Second Lien Claimholder that (i) the First Lien Claimholders’ damages from such actions may be difficult to ascertain and may be irreparable, and (ii) the Second Lien Agent on behalf of each Second Lien Claimholder waives any defense that the First Lien Claimholders cannot demonstrate damage or be made whole by the awarding of damages.

Section 4.Payments.
4.1Application of Proceeds.
(a)So long as the Discharge of First Lien Obligations has not occurred, any proceeds of Collateral received in connection with the sale or other disposition of such Collateral, or collection on such Collateral upon the exercise of remedies, shall be applied by the First Lien Agent to payment or cash collateralization of the First Lien Obligations in such order as specified in the relevant First Lien Loan Documents. Upon the Discharge of First Lien Obligations, the First Lien Agent shall deliver any proceeds of Collateral held by it either (i) to the Second Lien Agent in the same form as received, with any necessary endorsements, to be applied by the Second Lien Agent to the Second Lien Obligations in such order as specified in the Second Lien Collateral Documents, subject to Section 4.1(b), until the Discharge of Second Lien Obligations or (ii) after the Discharge of Second Lien Obligations, as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Second Lien Obligations, any proceeds of Collateral received in connection with the sale or other disposition of such Collateral, or collection on such Collateral upon the exercise of remedies, shall be delivered to the First Lien Agent for application to (A) first, any Acceleration Payments until paid in full and (B) thereafter, any remaining obligations under the First Lien Loan Documents not constituting First Lien Obligations.
(b)Notwithstanding anything to the contrary in any Second Lien Document, prior to the termination of the Initial Second Lien Indenture, any such proceeds of Collateral securing the Pari Passu Secured Obligations received in connection with the sale or other disposition of such Collateral, or collection on such Collateral upon the exercise of remedies, shall be applied by the Second Lien Agent in the following order:
(c)First: ratably to the Trustees, the Second Lien Agent, the Agents (under and as defined in each of the Second Lien Indentures), and their respective agents and attorneys for amounts due under (as the case may be) (x) Section 7.06 of the Initial Second Lien Indenture, (y) Section 7.06 of the 2025 Second Lien Indenture and (z) any analogous provision under any Additional Pari Passu Secured Obligations Agreement, in each case, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustees, the Second Lien Agent and the Agents (under and as defined in each of the Second Lien Indentures) and the costs and expenses of collection of the Pari Passu Secured Obligations;
(d)Second: to the payment in full of all other Pari Passu Secured Obligations secured by such Collateral (the amounts so applied to be distributed between the holders of the Pari Passu Secured Obligations pro rata based on the respective amounts of such Pari Passu Secured Obligations owed to them on the date of any such distribution (or in accordance with such other method of distribution as may be set forth in any applicable intercreditor agreement)), with (i) the portion thereof distributed to the holders of the Pari Passu Secured Obligations under the Initial Second Lien Indenture to be distributed in accordance with the order of priority set forth in Section 6.10 of the Initial Second Lien Indenture, (ii) the portion thereof distributed to the holders of the Pari Passu Secured Obligations under the 2025 Second Lien Indenture to be distributed in accordance with the order of priority set forth in Section 6.10 of the 2025 Second Lien Indenture and (iii) the portion thereof distributed to the to the holders of the Pari Passu Secured Obligations under any Additional Pari Passu Secured Obligations Agreement to be further distributed in accordance with the applicable provisions of such Additional Pari Passu Secured Obligations Agreement; and

(e)Third: any surplus remaining after the payment in full in cash of all Pari Passu Secured Obligations shall be paid to the Borrower or to such Person as a court of competent jurisdiction shall direct;
provided that, in no event shall any holder of Pari Passu Secured Obligations be entitled to receive proceeds of any asset that constitutes “Excluded Property” (as defined in the Second Lien Security Agreement) with respect to such series of Pari Passu Secured Obligations; provided, further, that any Second Lien Obligations not constituting Pari Passu Secured Obligations shall be applied in such order as specified in the applicable Second Lien Collateral Documents.
4.2Payment Turnover. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentences of Section 2.5(b) and Section 5.4 that are received by the Second Lien Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) in respect of the Collateral) shall be segregated and held in trust and forthwith paid over to the First Lien Agent for the benefit of the First Lien Claimholders for application as set forth in Section 4.1 in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
Section 5.Other Agreements.
5.1Releases.
(a)If, in connection with:
(i)an Enforcement Action by the First Lien Agent;
(ii)any Disposition (as defined in the First Lien Credit Agreement), sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of (A) the First Lien Loan Documents other than an Enforcement Action (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) ~~and~~, (B) the Initial Second Lien Indenture (as in effect on the ~~date hereof~~Initial Closing Date) other than the failure to satisfy any condition precedent based on the lack of an event of default under the Initial Second Lien Indenture ~~(~~and (C) the 2025 Second Lien Indenture (as in effect on the 2025 Second Lien Indenture Escrow Release Date) other than the failure to satisfy any condition precedent based on the lack of an event of default under the 2025 Second Lien Indenture (any such disposition, a “Disposition”); or
(iii)any release of Liens on the assets of any Grantor when the Lien on all of the Equity Interest in such Grantor is being released pursuant to any other provision of this Section 5.1(a);
the First Lien Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guaranty of the First Lien Obligations, then the Liens, if any, of the Second Lien Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released (the “Second Lien Release”), as applicable, and the Second Lien Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Agent or such Grantor such termination statements, releases and other documents as the First Lien Agent or such Grantor may request to effectively confirm such release; provided, however, that the Second Lien Release shall not occur without the consent of the Second Lien Agent (acting at the direction of the Second Lien Claimholders) in the case of an Enforcement Action, as to any Collateral the net proceeds of the disposition of which will not be applied to repay (and, to the extent applicable, to reduce permanently commitments with respect to) the First Lien Obligations.
(b)Until the Discharge of First Lien Obligations occurs, the Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Agent and any officer or agent of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Agent or such holder or in the First Lien Agent’s own name, from time to time in the First Lien Agent’s discretion, for the limited purpose of carrying out the terms of this Section 5.1, to take any and all reasonable and appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
(c)Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Agent for itself and on behalf of the First Lien Claimholders (i) has released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtains any new Liens or additional guaranties from Grantors, then the Second Lien Agent for itself and on behalf of the Second Lien Claimholders shall be granted a Lien on any such Collateral and an additional guaranty, as the case may be, subject to the priorities set forth in Section 2.
5.2Insurance. The Control Agent shall be named as additional insured and as loss payee (on behalf of the First Lien Agent, the other First Lien Claimholders, the Second Lien Agent and the other Second Lien Claimholders) under any insurance policies maintained from time to time by any Grantor. Until the date upon which the Discharge of First Lien Obligations shall have occurred, as between the First Lien Agent and the First Lien Claimholders, on the one hand, and the Second Lien Agent and the Second Lien Claimholders, on the other hand, the First Lien Agent and the First Lien Claimholders shall have the sole and exclusive right (a) to adjust or settle any insurance policy or claim covering any Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting any Collateral. Until the date upon which the Discharge of First Lien Obligations shall have occurred, all proceeds of any such policy and any such award in respect of any Collateral that are payable to the Control Agent for the benefit of the First Lien Agent and the Second Lien Agent shall be paid to the First Lien Agent for the benefit of the First Lien Claimholders to the extent required under the First Lien Loan Documents and thereafter to the Second Lien Agent for the benefit of the Second Lien Claimholders to the extent required under the applicable Second Lien Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Second Lien Agent or any Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Agent in accordance with the terms of Section 4.2.
5.3Amendments to First Lien Loan Documents and Second Lien Documents.
(a)The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their respective terms and the First Lien Credit Agreement may be Refinanced, in each case, without the consent of the Second Lien Agent or the Second Lien Claimholders; provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not: (i) provide for a principal amount of, without duplication, term loans, revolving loan commitments and letters of credit, bonds, debentures, notes or similar instruments (but excluding Obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements) in the aggregate in excess of the Maximum First Lien Indebtedness Amount; (ii) increase the interest rate or yield provisions applicable to the First Lien Obligations (on a weighted average basis across the facilities in respect of the First Lien Obligations) by more than 3.00% per annum in the aggregate (excluding increases resulting from (A) increases in the underlying reference rate not caused by any amendment, supplement, modification or Refinancing of the First Lien Credit Agreement or (B) the accrual of interest at the Default Rate (as defined in the Initial First Lien Credit Agreement as in effect on the ~~date hereof~~Initial Closing Date) or the default rate (as defined in any other First Lien Credit Agreement) that does not exceed such Default Rate); or (iii) extend the scheduled final Maturity Date (as defined in the First Lien Credit Agreement) beyond the scheduled final maturity date of the Second Lien Notes.
(b)Until the Discharge of First Lien Obligations occurs, the Second Lien Documents may be amended, supplemented or otherwise modified in accordance with their respective terms and the Second Lien Notes may be Refinanced, in each case, without the consent of the First Lien Agent or the First Lien Claimholders; provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not: (i) provide for a principal amount of the Second Lien Obligations in excess of the Maximum Second Lien Indebtedness Amount; (ii) increase the interest rate or yield provisions applicable to the Second Lien Obligations (on a weighted average basis across the facilities in respect of the Second Lien Obligations) by more than 3.00% per annum in the aggregate (excluding increases resulting from (A) increases in the underlying reference rate not caused by any amendment, supplement, modification or Refinancing of the Second Lien Notes or (B) the accrual of interest at a default rate not exceeding the then applicable rate of interest plus 2.0% per annum on overdue Second Lien Obligations in accordance with the applicable Second Lien Documents); (iii) change to earlier dates the dates upon which payments of principal or interest on the Second Lien Obligations are due; (iv) change any covenants, defaults or events of default (including the addition of defaults or events of default not contained in the Second Lien Documents as of the date ~~hereof~~such document becomes a Second Lien Document hereunder) in any manner that makes them more restrictive, in any material respect, as to any Grantor except to make conforming changes to match changes made to the First Lien Loan Documents so as to preserve, in connection with any amendments to the First Lien Loan Documents, on substantially similar economic terms, the differential (if any) that exists on the ~~date hereof~~2025 Second Lien Indenture Escrow Release Date between such covenants, defaults or events of defaults in the First Lien Loan Documents and such covenants, defaults or events of default in the Second Lien Documents; (v) change any mandatory or voluntary prepayment or redemption provisions of the Second Lien Obligations if the effect of such change is to require any new payment or redemption or accelerate the payment or redemption date of any existing payment or redemption obligation; or (vi) change or amend any other term of the Second Lien Documents if such change or amendment would (A) result in a default under the Initial First Lien Credit Agreement (as in effect on the ~~date hereof~~Initial Closing Date) or any other First Lien Credit Agreement to the extent that such default is consistent with that which would have occurred under the Initial First Lien Credit Agreement (as in effect on the ~~date hereof~~Initial Closing Date) had the Initial First Lien Credit Agreement been in effect, (B) increase the obligations of any Grantor, (C) confer additional material rights on any Second Lien Claimholder in a manner adverse in any material respect to any of the First Lien Claimholders, or (D) result in any addition or change of terms in a manner adverse to the Grantors or the First Lien Lenders.
(c)Notwithstanding the foregoing clauses (a) and (b) of this Section 5.3, (i) until the date upon which the Discharge of First Lien Obligations shall have occurred, without the prior written consent of the First Lien Agent, no Second Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Indenture, Second Lien Note, Second Lien Collateral Document or other Second Lien Document, would contravene any of the terms of this Agreement and (ii) ~~without the prior written consent of the Second Lien Agent (acting at the direction of the Second Lien Noteholders),~~ no First Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new First Lien Credit Agreement or First Lien Collateral Document, would contravene any of the terms of this Agreement.
(d)The Second Lien Agent agrees that each Second Lien Collateral Document shall include the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of March 1, 2024 (as the same may be amended, supplemented, modified or replaced from time to time, the “Intercreditor Agreement”), by and among Bank of America, N.A., as First Lien Agent, The Bank of New York Mellon, as Second Lien Agent, Bank of America, N.A., as Control Agent, StoneX Group Inc. and the Guarantors (as defined therein) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”
In addition, the Second Lien Agent agrees that each Second Lien Collateral Document under which any Lien on real property owned by any Grantor is granted to secure the Second Lien Obligations covering any Collateral shall contain such other language as the First Lien Agent may reasonably request to reflect the priority of the First Lien Collateral Document covering such Collateral over such Second Lien Collateral Document.
(e)Notwithstanding the foregoing clauses (a) and (b) of this Section 5.3, until the date upon which the Discharge of First Lien Obligations shall have occurred, in the event the First Lien Agent or the First Lien Claimholders enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any First Lien Collateral Document or changing in any manner the rights of the First Lien Agent, the First Lien Claimholders, the Grantors thereunder, then such amendment, waiver or consent shall automatically apply in a comparable manner to any comparable provision of the Second Lien Collateral Documents without the consent of the Second Lien Agent or the Second Lien Claimholders and without any action by the Second Lien Agent or any Grantor; provided, however, that (A) no such amendment, waiver or consent shall be effective to (i) release any Lien of the Second Lien Collateral Documents, (ii) remove assets subject to the Lien of the Second Lien Collateral Documents, (iii) adversely affect the perfection or priority of any such Lien, (iv) reduce the principal of, or interest or other amounts payable on, any amount payable under the Second Lien Notes or any Second Lien Document, (v) postpone any date fixed for any payment of principal of, or interest or other amounts payable on, any amounts payable under the Second Lien Notes or any Second Lien Document, (vi) permit any Liens on the Collateral not permitted under the Second Lien Documents or Section 6, or (vii) impose duties on the Second Lien Agent without its consent, except, in the cases of clauses (i), (ii) and (iii), to the extent that a release of, or adverse effect on the perfection or priority of, such Lien is permitted by Section 5.1 or Section 6, and (B) notice of such amendment, waiver or consent shall have been given to the Second Lien Agent no later than 10 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness or validity thereof; and provided further that this paragraph is intended solely to set forth provisions by which the Second Lien Collateral Documents shall be automatically affected by amendments, waivers and consents given by the First Lien Agent and First Lien Claimholders under the First Lien Credit Agreement and the First Lien Collateral Documents and is not intended to impose any liability on the First Lien Agent or First Lien Claimholders.
5.4Rights As Unsecured Creditors. Except as otherwise expressly set forth in Section 2.4, Section 3.1 or Section 6, the Second Lien Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the Second Lien Documents and applicable law. Except as otherwise set forth in Section 2.1 and Section 4, nothing in this Agreement shall prohibit the receipt by the Second Lien Agent or any Second Lien Claimholders of the required payments of interest, premium and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off or recoupment) or an Enforcement Action with respect to any Lien on the Collateral held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agent or the First Lien Claimholders may have with respect to the Collateral. In the event that any Second Lien Claimholder becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Second Lien Obligations subject to this Agreement.
5.5Control Agent for Perfection.
(a)The First Lien Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, each hereby appoints Bank of America, N.A. as its non-fiduciary collateral agent (in such capacity, together with any successor in such capacity appointed by the First Lien Agent and the Second Lien Agent, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the First Lien Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Agent (on behalf of itself and the Second Lien Claimholders) with respect to the Control Collateral for purposes perfecting the Liens of such parties on the Control Collateral under applicable law. The Control Agent accepts such appointment and agrees to hold the Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the First Lien Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Agent (on behalf of itself and the Second Lien Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section 5.5.
(b)The Control Agent, the First Lien Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, each hereby agrees that the First Lien Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control Agent in respect of the Control Collateral or any control agreement with respect to any Control Collateral until the earlier of (i) the date upon which the Discharge of First Lien Obligations shall have occurred and (ii) the Second Lien Enforcement Date. Neither the Second Lien Agent nor any Second Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the First Lien Agent in any respect, other than by taking Permitted Second Lien Actions. The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the First Lien Agent in accordance with the Initial First Lien Credit Agreement as in effect on the ~~date hereof~~Initial Closing Date. The First Lien Claimholders hereby agree, ratably in accordance with their respective interests, to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the First Lien Claimholders are required to do so for the First Lien Agent in accordance with the First Lien Credit Agreement.
(c)The provisions of Article X of the Initial First Lien Credit Agreement (and any corresponding article or section of any other First Lien Credit Agreement) and Section 10.06 of ~~the~~each Second Lien Indenture (or any comparable provision) shall inure to the benefit of the Control Agent (as if the Control Agent were the agent named therein) in respect of this Agreement, the First Lien Collateral Documents and the Second Lien Collateral Documents and shall be binding upon all Grantors and as applicable, all First Lien Claimholders and all Second Lien Claimholders and upon the parties hereto in such respect. In furtherance of, and not in derogation of, the rights, privileges and immunities of the Control Agent therein set forth:
(i)The Control Agent is authorized to take all such actions as are provided to be taken by it as Control Agent hereunder, under any First Lien Collateral Document, under any Second Lien Collateral Document or as instructed by the First Lien Agent or the Second Lien Agent as provided herein, in each case together with all other actions reasonably incidental thereto; provided that the Control Agent shall not be obligated to take any action to which it is instructed to do so unless it shall first have been indemnified to its satisfaction by the Second Lien Claimholders (other than the Second Lien Agent) against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Collateral) or in one or more of the First Lien Collateral Documents or Second Lien Collateral Documents, the Control Agent shall act or refrain from acting in accordance with written instructions from the First Lien Agent or the Second Lien Agent, as applicable (provided that the Control Agent shall not be obligated to act or refrain from acting in accordance with any such written instructions from the Second Lien Agent unless it shall first have been indemnified to its satisfaction by the Second Lien Claimholders (other than the Second Lien Agent) against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take or refraining to take, as applicable, any such action), or, in the absence of such instructions or provisions, in accordance with its reasonable discretion.
(ii)The Control Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien created under any First Lien Collateral Document or Second Lien Collateral Document in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct. The Control Agent shall not have a duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, and First Lien Collateral Document or any Second Lien Collateral Document by any Grantor. This Agreement shall not subject the Control Agent to any obligation or liability except as expressly set forth herein. In particular, the Control Agent shall have no duty to investigate whether the obligations of any Grantor to the First Lien Agent or the Second Lien Agent or any other First Lien Claimholder or Second Lien Claimholder are in default or whether the First Lien Agent or the Second Lien Agent is entitled under the First Lien Collateral Documents or the Second Lien Collateral Documents, as applicable, or otherwise to give any instructions or notice of exclusive control. The Control Agent is fully entitled to rely upon such instructions as it believes in good faith to have originated from the First Lien Agent or the Second Lien Agent, as applicable.
(iii)Except as set forth in clause (iv) below, the Control Agent shall have no obligation whatsoever to the First Lien Agent, the Second Lien Agent, any First Lien Claimholder or any Second Lien Claimholder including any obligation to assure that the Control Collateral is owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5.
(iv)In acting on behalf of the Second Lien Agent and the Second Lien Claimholders and the First Lien Agent and the First Lien Claimholders, the duties or responsibilities of the Control Agent under this Section 5.5 shall be limited solely to:
(A)physically holding the Control Collateral delivered to the Control Agent by any Grantor as agent for the First Lien Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Agent (on behalf of itself and the Second Lien Claimholders) for purposes of perfecting the Liens held by the First Lien Agent and the Second Lien Agent;
(B)delivering such collateral as set forth in Sections 5.5(f) and (g);
(C)entering into one or more control agreements in form and substance satisfactory to the Control Agent, the First Lien Agent and the Second Lien Agent with respect to Control Collateral consisting of deposit accounts, securities accounts, uncertificated securities or letter-of-credit rights and exercising the rights of the secured party thereunder in accordance with the instructions of, and on behalf of, the First Lien Agent and/or the Second Lien Agent, as applicable;

(D)maintaining one or more deposit accounts or securities accounts constituting Control Collateral as provided in the First Lien Collateral Documents and the Second Lien Collateral Documents; and
(E)delivering any notices received by it with respect to any item of Control Collateral in its possession or control to each of the First Lien Agent and the Second Lien Agent.
(d)The rights of the Second Lien Agent shall at all times be subject to the terms of this Agreement and to the First Lien Agent’s rights under the First Lien Loan Documents.
(e)Neither the Control Agent nor the First Lien Agent shall have by reason of the Second Lien Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Lien Claimholder or any Grantor. The Control Agent shall not have by reason of the First Lien Loan Documents, the Second Lien Documents or this Agreement or any other document a fiduciary relationship to any First Lien Claimholder, any Second Lien Claimholder or any Grantor.
(f)Upon the Discharge of First Lien Obligations (other than in connection with a Refinancing of the First Lien Obligations with Permitted Refinancing Indebtedness (as defined in the Initial Second Lien Indenture (as in effect on the ~~date hereof~~Initial Closing Date)) constituting First Lien Obligations), the Control Agent shall deliver the Control Collateral together with the necessary endorsements to either (i) the Second Lien Agent (or otherwise allow the Second Lien Agent to obtain control of such Control Collateral) or (ii) as a court of competent jurisdiction may otherwise direct.
(g)The Control Agent shall have an unfettered right to resign as Control Agent upon 30 days’ advance written notice to the First Lien Agent and the Second Lien Agent. If upon the effective date of such resignation no successor to the Control Agent has been appointed by the First Lien Agent, the Control Agent shall deliver to either (i) the First Lien Agent the Control Collateral together with any necessary endorsements (or otherwise allow the First Lien Agent to obtain control of such Control Collateral) and the First Lien Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral, or (ii) as a court of competent jurisdiction may otherwise direct.
(h)In furtherance of the intention of the parties expressed in Section 2.6 and in establishing the Control Agent, each of the First Lien Agent and the Second Lien Agent agrees to hold any Collateral (including any Control Collateral) that may from time to time be in its possession or control (or in the possession or control of its agents or bailees other than the Control Agent) as bailee or as a non-fiduciary agent, as the case may be, for the benefit of one another (on behalf of itself and the First Lien Claimholders or the Second Lien Claimholders, as applicable) solely for the purpose of perfecting the security interest granted to the First Lien Agent under the First Lien Collateral Documents or the Second Lien Agent under the Second Lien Collateral Documents, as applicable, subject to the terms and conditions of this Agreement. Solely for purposes of perfecting the Lien in favor of the First Lien Agent, the Second Lien Agent agrees that it shall be the non-fiduciary agent of the First Lien Agent with respect to any Control Collateral included in the Collateral that are controlled or held by the Second Lien Agent. Solely for purposes of perfecting the Lien in favor of the Second Lien Agent, the First Lien Agent agrees that it shall be the non-fiduciary agent of the Second Lien Agent with respect to any Control Collateral included in the Collateral that are controlled or held by the First Lien Agent. Neither the First Lien Agent nor the Second Lien Agent shall have any obligation whatsoever to the other or any First Lien Claimholder or Second Lien Claimholder including any obligation to assure that any Collateral is genuine or is owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person. In acting as non-fiduciary agent or bailee under this Section 5.5(h), the duties or responsibilities of the First Lien Agent or the Second Lien Agent under this Section 5.5(h) shall be limited solely to (i) physically holding (or causing its agent or bailee, as applicable, to hold) any Collateral (including any Control Collateral) that may from time to time be in its possession or control (or in the possession or control of its agents or bailees other than the Control Agent) as non-fiduciary agent or bailee for purposes of perfecting the Lien held by the other administrative agent and (ii) delivering the Control Collateral to the Control Agent upon the direction of the First Lien Agent.
5.6When Discharge of First Lien Obligations Deemed to Not Have Occurred. If in connection with the Discharge of First Lien Obligations, the Borrower enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation which Refinancing is permitted hereby and by the terms of the Second Lien Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Lien Obligations), and the obligations under such Refinancing (and related documents) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Agent under such First Lien Loan Documents shall be a First Lien Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Borrower has entered into a new First Lien Loan Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), the Second Lien Agent shall, at the sole cost and expense of the Grantors, promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or the New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the new First Lien Collateral Documents; provided, however, that, notwithstanding the above, the refusal of the Second Lien Agent or the Second Lien Claimholders to accept a Lien on any assets of any Grantor shall not prohibit the taking of a Lien on such assets by the First Lien Agent or the First Lien Claimholders.
5.7Option to Purchase First Lien Obligations. (a) Without prejudice to the enforcement of remedies by the First Lien Claimholders, any Person or Persons at any time or from time to time designated by one or more holders of the Second Lien Obligations as being entitled to exercise all default purchase options as to the Second Lien Obligations then outstanding (an “Eligible Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the First Lien Claimholders), at any time during the exercise period described in clause (c) below of this Section 5.7, all, but not less than all, of the First Lien Obligations (other than the First Lien Obligations of a Defaulting Creditor), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all First Lien Obligations outstanding at the time of purchase. Upon receipt of a notice in accordance with Section 5.7(b) from an Eligible Purchaser, the First Lien Claimholders shall have no further obligation under this Section 5.7 to sell the First Lien Obligations to any other Eligible Purchaser thereafter providing notice under Section 5.7(b). Any purchase pursuant to this Section 5.7(a) shall be made as follows:
(1)    for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute First Lien Obligations (including unreimbursed amounts drawn in respect of letters of credit, but excluding the undrawn amount of then outstanding letters of credit), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (including any acceleration prepayment penalties or premiums), (B) in the case of any Secured Hedge Agreement constituting a First Lien Loan Document, the net aggregate amount then owing to each Hedge Bank thereunder pursuant to the terms of the respective Secured Hedge Agreement, including all amounts owing to such Hedge Bank as a result of the termination (or early termination) thereof, (C) in the case of any Secured Cash Management Agreement constituting a First Lien Loan Document, the net aggregate amount then owing to each Cash Management Bank thereunder pursuant to the terms of the respective Secured Cash Management Agreement, including all amounts owing to such Cash Management Bank as a result of the termination (or early termination) thereof, and (D) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of purchase and (y) an obligation on the part of the respective Eligible Purchasers (which shall be expressly provided in the assignment documentation described below) to reimburse each issuing lender (or any First Lien Claimholder required to pay same) for all amounts thereafter drawn with respect to any letters of credit constituting First Lien Obligations which remain outstanding after the date of any purchase pursuant to this Section 5.7, together with all facing fees and other amounts which may at any future time be owing to the respective issuing lender with respect to such letters of credit;
(2)    with the purchase price described in preceding clause (a)(1)(x) payable in cash on the date of purchase against transfer to the respective Eligible Purchaser or Eligible Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any First Lien Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any First Lien Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the First Lien Credit Agreement, in which case the purchase price described in preceding clause (a)(l)(x) shall be appropriately adjusted so that the Eligible Purchaser or Eligible Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the First Lien Obligations); provided that the purchase price in respect of (A) any outstanding letter of credit that remains undrawn on the date of purchase shall be payable in cash as and when such letter of credit is drawn upon (i) first, from the cash collateral account described in clause (a)(3) below, until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible Purchaser or Eligible Purchasers and (B) any acceleration prepayment penalties and premium (“Acceleration Payments”) shall only be payable as provided in the last sentence of Section 4.1 and solely to the extent such proceeds referred to in such sentence are available;
(3)    with such purchase accompanied by a deposit of cash collateral under the sole dominion and control of the First Lien Agent or its designee in an amount equal to 105% of the sum of the aggregate undrawn amount of all then outstanding letters of credit pursuant to the First Lien Loan Documents and the aggregate facing and similar fees which will accrue thereon through the stated maturity of the letters of credit (assuming no drawings thereon before stated maturity), as security for the respective Eligible Purchaser’s or Eligible Purchasers’ obligation to pay amounts as provided in preceding clause (a)(1)(y), it being understood and agreed that (x) at the time any facing or similar fees are owing to an issuer with respect to any letter of credit, the First Lien Agent may apply amounts deposited with it as described above to pay same and (y) upon any drawing under any letter of credit, the First Lien Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing and any customary fees charged by the issuer in connection with such draws. After giving effect to any payment made as described above in this clause (3), those amounts (if any) then on deposit with the First Lien Agent as described in this clause (3) which exceed 105% of the sum of the aggregate undrawn amount of all then outstanding letters of credit and the aggregate facing and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding letters of credit (assuming no drawings thereon before stated maturity), shall be returned to the respective Eligible Purchaser or Eligible Purchasers (as their interests appear). Furthermore, at such time as all letters of credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above in this clause (3) (and not previously applied or released as provided above) shall be returned to the respective Eligible Purchaser or Eligible Purchasers, as their interests appear;
(4)    with the purchase price described in preceding clause (a)(1)(x) accompanied by a waiver by the Second Lien Agent (on behalf of itself and the other Second Lien Claimholders and at the Second Lien Claimholders’ direction) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 5.7;
(5)    with all amounts payable to the various First Lien Claimholders in respect of the assignments described above to be distributed to them by the First Lien Agent in accordance with their respective holdings of the various First Lien Obligations; and
(6)    with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the First Lien Agent (with the cost of such counsel to be paid by the respective Eligible Purchaser or Eligible Purchasers); it being understood and agreed that the First Lien Agent and each other First Lien Claimholder shall retain all rights to indemnification as provided in the relevant First Lien Loan Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 5.7. The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the First Lien Agent), the amount of cash collateral held by the First Lien Agent or its designee pursuant to preceding clause (a)(3) is at any time less than the full amounts owing with respect to any letter of credit described above (including facing and similar fees) then the respective Eligible Purchaser or Eligible Purchasers shall promptly reimburse the First Lien Agent (who shall pay the respective issuing bank) the amount of deficiency.
(a)The right to exercise the purchase option described in Section 5.7(a) above shall be exercisable and legally enforceable upon at least seven Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible Purchaser or Eligible Purchasers) given to the First Lien Agent by an Eligible Purchaser. Neither the First Lien Agent nor any other First Lien Claimholder shall have any disclosure obligation to any Eligible Purchaser, the Second Lien Agent or any other Second Lien Claimholder in connection with any exercise of such purchase option.
(b)The right to purchase the First Lien Obligations as described in this Section 5.7 may be exercised (by giving the irrevocable written notice described in preceding clause (b)) during each of the periods that (1) begins on the date occurring three (3) Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the loans under the First Lien Credit Agreement, (y) the occurrence of the final maturity of the loans under the First Lien Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to any Grantor that constitutes an event of default under the First Lien Credit Agreement (in the case of preceding clauses (x) and (y), so long as the acceleration or failure to pay amounts due at final maturity has not been rescinded or cured, as the case may be, within such three (3) Business Day period, and so long as any unpaid amounts constituting First Lien Obligations remain owing)

and (2) ends on the 30th day after, in the case of the preceding clauses (x) and (y), the receipt by the Second Lien Agent of written notice from the First Lien Agent of the start of the periods described such clauses (x) and (y) and, in the case of the preceding clause (z), the occurrence of an Insolvency or Liquidation Proceeding with respect to any Grantor that constitutes an event of default under the First Lien Credit Agreement.
(c)The obligations of the First Lien Claimholders to sell their respective First Lien Obligations under this Section 5.7 are several and not joint and several. To the extent any First Lien Claimholder (a “Defaulting Creditor”) breaches its obligation to sell its First Lien Obligations under this Section 5.7, nothing in this Section 5.7 shall be deemed to require the First Lien Agent or any other First Lien Claimholder to purchase such Defaulting Creditor’s First Lien Obligations for resale to the holders of Second Lien Obligations and in all cases, the First Lien Agent and each First Lien Claimholder complying with the terms of this Section 5.7 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor; provided that nothing in this clause (d) shall require any Eligible Purchaser to purchase less than all of the First Lien Obligations.
(d)Each Grantor irrevocably consents to any assignment effected to one or more Eligible Purchasers pursuant to this Section 5.7 for purposes of all First Lien Loan Documents and hereby agrees that no further consent from such Grantor shall be required.
(e)Prior to the termination of the Initial Second Lien Notes Indenture, the holders of the 2025 Second Lien Notes and the holders of any other Additional Pari Passu Second Lien Obligations shall not be an “Eligible Purchaser” pursuant to this Section 5.7. After the termination of the Initial Second Lien Notes Indenture, but prior to the termination of the 2025 Second Lien Notes Indenture, only the holders of the 2025 Second Lien Notes shall constitute an “Eligible Purchaser” pursuant to this Section 5.7 and, for the avoidance of doubt, the holders of any other Additional Pari Passu Second Lien Obligations shall not constitute “Eligible Purchasers” until such time that the 2025 Second Lien Notes Indenture has been terminated.
Section 6.Insolvency or Liquidation Proceedings.
6.1Use of Cash Collateral and Financing Issues. Until the Discharge of First Lien Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Agent shall desire to permit the use of cash collateral on which the First Lien Agent or any other creditor has a Lien or to permit any Grantor to obtain financing from any Person (including any First Lien Claimholder) under Section 363 or Section 364 of the Bankruptcy Code or any similar Insolvency Law (each, a “DIP Financing”) and if such cash collateral use or DIP Financing, as applicable, meets the applicable DIP Financing Conditions, then the Second Lien Agent, on behalf of itself and the Second Lien Claimholders agrees that: (i) it will raise no objection to, or otherwise contest or interfere with, such use of cash collateral or DIP Financing on the grounds of adequate protection or otherwise nor support any other Person objecting to, or otherwise contest or interfere with, such use of cash collateral or DIP Financing and will not request any form of adequate protection or any other relief in connection therewith (except as agreed by the First Lien Agent or to the extent expressly permitted by Section 6.4) and, to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Second Lien Agent will subordinate its Liens in the Collateral to (a) the Liens securing such DIP Financing (and all Obligations relating thereto) and (b) any adequate protection Liens provided to the First Lien Claimholders and (c) any “carve-out” for professional or trustee fees agreed to by the First Lien Agent; and (ii) notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such DIP Financing shall be adequate notice. Nothing set forth in this Agreement shall restrict the Second Lien Claimholders from proposing debtor-in- possession financing, or the First Lien Claimholders from objecting thereto on any grounds.
6.2Sale Issues. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to or otherwise contest or oppose a sale or other disposition of any Collateral (and any post-petition assets subject to adequate protection Liens in favor of the First Lien Agent) free and clear of its Liens or other claims under Section 363 or Section 1129 of the Bankruptcy Code or otherwise if the Required Lenders under the First Lien Credit Agreement have consented to such sale or disposition of such assets so long as the interests of the Second Lien Claimholders in the Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of the Second Lien Agent) attach to the proceeds thereof, subject to the terms of this Agreement. If requested by the First Lien Agent in connection therewith, the Second Lien Agent shall affirmatively consent to the release of its Lien in connection with such a sale or disposition.
6.3Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall (i) seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Agent, or (ii) oppose any request by the First Lien Agent or any First Lien Claimholder to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.
6.4Adequate Protection. (a) The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest or object to, or support any other Person contesting or objecting to, (i) any request by the First Lien Agent or the First Lien Claimholders for adequate protection or (ii) any objection by the First Lien Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Agent or the First Lien Claimholders claiming a lack of adequate protection. In any Insolvency or Liquidation Proceeding, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, may seek adequate protection in respect of the Second Lien Obligations, subject to the provisions of this Agreement, only if (A) the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral including replacement liens on post-petition collateral, and (B) such additional protection requested by the Second Lien Agent is in the form of a Lien on such additional collateral, which Lien, if granted, will be subordinated to the adequate protection Liens securing the First Lien Obligations and the Liens securing any DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing any such DIP Financing. In the event the Second Lien Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that as a condition to the Second Lien Agent’s receipt of such Lien, the First Lien Agent also shall be granted a Lien on such additional collateral as security for the First Lien Obligations and for any DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing any DIP Financing.
(a)Similarly, if the First Lien Claimholders (or any subject thereof) are granted adequate protection in the form of a superpriority claim, then the Second Lien Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request a superpriority claim, which superpriority claim will be junior in all respects to the superpriority claim granted to the First Lien Agent and the First Lien Claimholders, and, in the event that the Second Lien Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of a superpriority claim, then the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Agent and the providers of any DIP Financing also shall be granted a superpriority claim, which superpriority claim will be senior in all respects to the superpriority claim granted to the Second Lien Agent and the Second Lien Claimholders. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees pursuant to Section 1129(a)(9) of the Bankruptcy Code that any junior superpriority claims (including any claim arising under Section 507(b) of the Bankruptcy Code) may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims. In addition, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders agrees that the Second Lien Claimholders shall waive its right to distribution of proceeds of (or other interest in) Avoidance Actions in respect of any claim granted to any Second Lien Claimholder in connection with the

DIP Financing or cash collateral usage or otherwise arising under Section 507(b) of the Bankruptcy Code if, and to the extent that, the First Lien Agent on behalf of the First Lien Claimholders also waives such right.
6.5No Waiver. Nothing contained herein shall prohibit or in any way limit the First Lien Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Documents or otherwise.
6.6Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding, or otherwise, to turn over or otherwise pay to the estate of any Grantor any amount in respect of a First Lien Obligation (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Collateral or proceeds thereof received by the Second Lien Agent or any Second Lien Claimholder after a Discharge of First Lien Obligations and prior to the reinstatement of such First Lien Obligations shall be delivered to the First Lien Agent upon such reinstatement in accordance with Section 4.2.
6.7Separate Grants of Security and Separate Classification. Each of the Grantors, the First Lien Claimholders and the Second Lien Claimholders acknowledges and agrees that (i) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Claimholders shall be entitled to receive in respect of their First Lien Obligations, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, expenses, indemnities and other amounts in respect of their First Lien Obligations, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, until the occurrence of the Discharge of First Lien Obligations, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Second Lien Claimholders, with the Second Lien Claimholders hereby acknowledging and agreeing to turn over to the First Lien Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.
6.8Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
6.9Post-Petition Claims.
(a)Neither the Second Lien Agent nor any other Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees, expenses, indemnities and other amounts to the extent of the value of the Lien of the First Lien Agent held for the benefit of the First Lien Claimholders, without regard to the existence of the Lien of the Second Lien Agent on behalf of the Second Lien Claimholders on the Collateral.
(b)Neither the First Lien Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees, expenses, indemnities and other amounts to the extent of the value of the Lien of the Second Lien Agent on behalf of the Second Lien Claimholders on the Collateral (after taking into account the First Lien Obligations).
6.10Waiver. The Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it or they may hereafter have against the First Lien Agent or any First Lien Claimholder arising out of the election of the First Lien Agent or any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, or out of any cash collateral or financing arrangement in accordance with Section 6.1 hereof or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding and agrees, for itself and on behalf of the Second Lien Claimholders, to make no election to apply Section 1111(b)(2) of the Bankruptcy Code in respect of its interest in the Collateral without the consent of the First Lien Agent.
6.11Expense Claims. Neither the Second Lien Agent nor any Second Lien Claimholder will (i) contest the payment of fees, expenses or other amounts to the First Lien Agent or any First Lien Claimholder under Section 506(b) of the Bankruptcy Code or otherwise to the extent provided for in the First Lien Credit Agreement or (ii) assert or enforce, at any time prior to the Discharge of First Lien Obligations, any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral.
6.12Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.
Section 7.Reliance; Waivers; Etc.
7.1Non-Reliance.
(a)The consent by the First Lien Claimholders to the execution and delivery of the Second Lien Documents and the grant to the Second Lien Agent on behalf of the Second Lien Claimholders, of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the ~~date hereof~~Initial Closing Date by the First Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement. The Second Lien Noteholders, by their acceptance of the Second Lien Notes, acknowledge that they have, independently and without reliance on the First Lien Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Second Lien Indenture, the other applicable Second Lien Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Second Lien Indenture, the other applicable Second Lien Documents or this Agreement.
(b)The consent by the Second Lien Claimholders to the execution and delivery of the First Lien Loan Documents and the grant to the First Lien Agent on behalf of the First Lien Claimholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the ~~date hereof~~Initial Closing Date by the Second Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement. The First Lien Agent, on behalf of itself and the First Lien Claimholders, acknowledges that it and the First Lien Claimholders have, independently and without reliance on the Second Lien Agent or any Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the First Lien Credit Agreement, the other First Lien Loan Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement, the other First Lien Loan Documents or this Agreement.
7.2No Warranties or Liability. The First Lien Agent, on behalf of itself and the First Lien Claimholders, acknowledges and agrees that each of the Second Lien Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, acknowledges and agrees that the First Lien Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Agent and the Second Lien Claimholders shall have no duty to the First Lien Agent or any of the First Lien Claimholders, and the First Lien Agent and the First Lien Claimholders shall have no duty to the Second Lien Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the First Lien Loan Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.
7.3No Waiver of Lien Priorities.
(a)No right of the First Lien Claimholders, the Control Agent, the First Lien Agent or any of them to enforce any provision of this Agreement, any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by the Control Agent, any First Lien Claimholder or the First Lien Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the Control Agent, any First Lien Claimholder, any First Lien Agent, or any of them, may have or be otherwise charged with.
(b)Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(a)), the First Lien Claimholders, the First Lien Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents or applicable law, without the consent of, or notice to, the Second Lien Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:
(i)make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing (subject, in each case, to the limits (if any) set forth in the definitions of each of “First Lien Credit Agreement” and “First Lien Obligations” and Section 5.3);

(ii)change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension, subject to the limits (if any) set forth in the definitions of each of “First Lien Credit Agreement” and “First Lien Obligations”) or, subject to the provisions of this Agreement, otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents; provided, however, that the foregoing shall not prohibit the Second Lien Agent and Second Lien Claimholders from enforcing, consistent with the other terms of this Agreement, any right arising under ~~the~~any Second Lien Indenture as a result of any Grantor’s violation of the terms thereof;
(iii)subject to the provisions of this Agreement, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability any Grantor to the First Lien Claimholders or the First Lien Agent, or any liability incurred directly or indirectly in respect thereof;
(iv)settle or compromise any First Lien Obligation or any other liability any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order;
(v)exercise or delay in or refrain from exercising any right or remedy against any Grantor or any security or any other Person, elect any remedy and otherwise deal freely with any of the Grantors or any First Lien Collateral and any security and any guarantor or any liability of any Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof;
(vi)take or fail to take any Lien securing the First Lien Obligations or any other collateral security for any First Lien Obligations or take or fail to take any action which may be necessary or appropriate to ensure that any Lien securing First Lien Obligations or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any First Lien Obligation or any Obligation secured thereby; or
(vii)otherwise release, discharge or permit the lapse of any or all Liens securing the First Lien Obligations or any other Liens upon any property at any time securing any First Lien Obligations.
(c)The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the Control Agent, the First Lien Claimholders and the First Lien Agent shall have no liability to the Second Lien Agent or any Second Lien Claimholders, and the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby waives all claims against the Control Agent, any First Lien Claimholder or the First Lien Agent, arising out of any and all actions which the Control Agent, the First Lien Claimholders or the First Lien Agent may take or permit or omit to take with respect to: (i) the First Lien Loan Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral (including the Control Collateral, as applicable). The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Agent have no duty to them in respect of the maintenance or preservation of the Collateral, the First Lien Obligations or otherwise.
(d)Subject to Section 5.4, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law,

any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
7.4Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agent and the First Lien Claimholders and the Second Lien Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
(a)any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Documents or any setting aside or avoidance of any Lien;
(b)except as otherwise set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Document;
(c)any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;
(d)the commencement of any Insolvency or Liquidation Proceeding in respect any Grantor; or
(e)any other circumstances which otherwise might constitute a defense available to, or a discharge of, (x) any Grantor in respect of the First Lien Obligations or (y) the Second Lien Agent or any Second Lien Claimholder in respect of this Agreement.
7.5Certain Notices.
(a)Promptly upon the Discharge of First Lien Obligations, the First Lien Agent shall deliver written notice confirming same to the Second Lien Agent; provided that the failure to give any such notice shall not result in any liability of the First Lien Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.
(b)Promptly upon (or as soon as practicable following) the commencement by the First Lien Agent of any Enforcement Action with respect to any Collateral (including by way of a public or private sale of Collateral), the First Lien Agent shall notify the Second Lien Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First Lien Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.
Section 8.Miscellaneous.
8.1Conflicts. As between the First Lien Agent, the First Lien Claimholders, the Second Lien Agent and the Second Lien Claimholders, in the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control. The parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights granted to the Borrower or any First Lien Guarantor in the First Lien Loan Documents or to the Borrower or a Second Lien Guarantor in the Second Lien Documents.
8.2Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Agent or any Second Lien Claimholder subject to the Second Lien Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting First Lien Obligations in reliance hereon. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, and the First Lien Agent, on behalf of itself and the First Lien Claimholders, each hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to a Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the ~~earliest to occur of (1) the~~ date of Discharge of Second Lien Obligations, ~~(2) the date on which a Legal Defeasance or Covenant Defeasance (as each such term is defined under the Initial Second Lien Indenture) shall have occurred in accordance with the terms of the Initial Second Lien Indenture and (3) the date on which a satisfaction and discharge shall have occurred in accordance with the terms of Article 12 of the Initial Second Lien Indenture~~subject to the rights of the Second Lien Claimholders under Section 6.6, and (~~iii~~ii) with respect to the First Lien Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 5.6 and Section 6.6.
8.3Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Agent or the First Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are decreased or its obligations are increased thereby.
8.4Information Concerning Financial Condition of Grantors.
(a)The First Lien Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. Similarly, the Second Lien Agent and the Second Lien Claimholders shall have no duty to advise the First Lien Agent or any First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First Lien Agent or any First Lien Claimholder, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Agent or any Second Lien Claimholder, or the Second Lien Agent or any Second Lien Claimholder, in its or their sole discretion, undertakes any time or from time to time to provide any such information to the First Lien Agent or any First Lien Claimholder, it or they shall be under no obligation (w) to make, and it shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(b)The Grantors agree that any information provided to the First Lien Agent, the Second Lien Agent, the Control Agent, any First Lien Claimholder or any Second Lien Claimholder may be shared by such Person with any First Lien Claimholder, any Second Lien Claimholder, the Control Agent, the First Lien Agent or the Second Lien Agent notwithstanding a request or demand by such Grantor that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the First Lien Credit Agreement and ~~the~~each Second Lien Indenture, as applicable.
8.5Subrogation. Subject to the Discharge of First Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Second Lien Claimholders or the Second Lien Agent pay over to the First Lien Agent or any of the other First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Agent shall be subrogated to the rights of the First Lien Agent and such other First Lien Claimholders; provided that, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. Each of the Grantors acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Agent or any Second Lien Claimholder that are paid over to the First Lien Agent or any First Lien Claimholder pursuant to this Agreement shall not reduce any of the First Lien Obligations but shall instead, to the extent applied to repay the First Lien Obligations, be deemed to be a payment by the Grantors on account of the Second Lien Obligations.
8.6Application of Payments. All payments received by the First Lien Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, assents to (a) subject to Section 5.3, any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto and (b) subject to Section 2, (i) any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and (ii) the addition or release of any other Person primarily or secondarily liable therefor.
8.7SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
(a)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8 OR BY ANY OTHER METHOD PERMITTED BY APPLICABLE LAW; AND (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
(b)EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL

OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING SUCH CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY ANY SUCH COURT.
8.8Notices. All notices to the Control Agent, the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Agent and the First Lien Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto (except that the address of each Grantor (other than the Borrower) shall be in care of the Borrower at the address set forth below its name on the signature pages hereto), or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
8.9Further Assurances. The First Lien Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Documents, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Agent or the Second Lien Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.
8.10APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
8.11Binding on Successors and Assigns. This Agreement shall be binding upon the each of the parties hereto, the First Lien Claimholders, the Second Lien Claimholders, the Control Agent and each of their respective successors and assigns.
8.12Specific Performance. Each of the First Lien Agent and the Second Lien Agent may demand specific performance of this Agreement. The First Lien Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Documents, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Agent or the Second Lien Agent, as the case may be.
8.13Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14Counterparts; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means (e.g., .pdf or .tif) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable. To the extent agreed by the parties hereto, this Agreement and any document or instrument delivered in connection herewith may be in the form of an Electronic Record and may be executed using Electronic Signatures, and the parties hereto agree that any Electronic Signature on or associated with this Agreement or any document or instrument delivered in connection herewith shall be valid and binding on the parties hereto to the same extent as a manual, original signature. Upon the request of any party hereto, any Electronic Signature shall be promptly followed by a manually executed counterpart.
8.15Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
8.16No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Agent, the First Lien Claimholders, the Second Lien Agent, the Second Lien Claimholders, the Control Agent and the Grantors. No other Person shall have or be entitled to assert rights or benefits hereunder.
8.17Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Claimholders, on the one hand, and the Second Lien Claimholders, on the other hand. Nothing in this Agreement is intended to or shall impair the rights of any Grantor, or the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.
8.18Grantors; Additional Grantors. It is understood and agreed that each Grantor on the ~~date of this Agreement~~Initial Closing Date shall constitute the original Grantors party hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of the Borrower which becomes a Guarantor after the ~~date hereof~~Initial Closing Date to contemporaneously become a party hereto (as a Grantor) by executing and delivering a joinder agreement (in form and substance satisfactory to the First Lien Agent) to the Control Agent, the First Lien Agent and the Second Lien Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.
8.19Agent Liability Limitations.
(a)The First Lien Agent and Second Lien Agent shall not be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(b)The First Lien Agent and Second Lien Agent shall not be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, epidemics or pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that such Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(c)The First Lien Agent and Second Lien Agent shall not be required to expend or risk any of its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power under this Agreement or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.
8.20Second Lien Agent Capacity. (i) The Bank of New York Mellon (~~"~~“BNYM~~"~~”) is entering into this Agreement not in its individual capacity but solely in its capacity as the Second Lien Agent and pursuant to directions set forth in ~~the~~each applicable Second Lien Indenture, and in so doing, shall not be responsible for the terms or sufficiency of this Agreement for any purpose, (ii) BNYM shall not have any duties or obligations under or pursuant to this Agreement other than such duties or obligations expressly set forth in this Agreement as duties or obligations on its part to be performed or observed, and (iii) the provisions of ~~the~~each applicable Second Lien Indenture affording rights, privileges, protections, immunities and indemnities to BNYM thereunder as trustee and collateral agent shall also apply to BNYM as Second Lien Agent hereunder as if set forth herein.
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